UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2023

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On December 7, 2023, the Board of Directors (the “Board”) of The Honest Company, Inc. (the “Company”) appointed Michael J. Barkley to serve as a Class I director effective December 8, 2023 until the 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Barkley will also serve as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

On December 7, 2023, the Board also appointed Alissa Hsu Lynch and Andrea Turner to serve as Class II directors effective December 8, 2023 until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. Ms. Lynch will also serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. Ms. Turner will also serve as a member of the Board’s Audit Committee and Compensation Committee.

The Board has determined that each of Mr. Barkley, Ms. Lynch and Ms. Turner is an independent director under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). The Board has also determined that Mr. Barkley and Ms. Turner meet the additional eligibility requirements for compensation committee members, and Ms. Lynch and Ms. Turner meet the additional eligibility requirements for audit committee members, under the rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq listing standards, as applicable.

Mr. Barkley, Ms. Lynch and Ms. Turner will each be compensated as a member of the Board pursuant to the terms of the Company’s Non-Employee Director Compensation Policy, a form of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-255150), filed with the SEC on April 20, 2021. The Company expects that Mr. Barkley, Ms. Lynch and Ms. Turner will enter into the Company’s standard form of indemnification agreement, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-255150), filed with the SEC on April 20, 2021. The appointment of Mr. Barkley, Ms. Lynch and Ms. Turner to serve as members of the Company’s Board was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Barkley, Ms. Lynch or Ms. Turner and any director or executive officer of the Company. Mr. Barkley, Ms. Lynch and Ms. Turner have not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Director Resignation

On December 4, 2023, Avik Pramanik informed the Company of his resignation as a member of the Board, the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board, effective December 8, 2023. Mr. Pramanik’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	December 8, 2023	By:	/s/ Brendan Sheehey
Name: Brendan Sheehey
Title: General Counsel & Corporate Secretary